UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 16, 2024

FIVE POINT HOLDINGS, LLC

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38088	27-0599397
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 FivePoint, 4th Floor, Irvine, California	92618
(Address of principal executive offices)	(Zip Code)

(949) 349-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common shares	FPH	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On January 16, 2024, Five Point Operating Company, LP, a Delaware limited partnership through which Five Point Holdings, LLC owns all of its assets and conducts all of its operations (the “Issuer”), and Five Point Capital Corp., a Delaware corporation and wholly owned subsidiary of the Issuer (the “Co-Issuer” and, together with the Issuer, the “Issuers”), settled the previously announced exchange offer (the “Exchange Offer”) to exchange any and all of the Issuers’ 7.875% Senior Notes due 2025 (the “Existing Notes”), of which $625,000,000 aggregate principal amount was outstanding immediately prior to the Exchange Offer, for new 10.500% Initial Rate Senior Notes due 2028 (the “New Notes”). Pursuant to the Exchange Offer, the Issuers exchanged $623,500,000 aggregate principal amount of Existing Notes, which represented 99.76% of the Existing Notes outstanding immediately prior to the Exchange Offer, for $523,494,301 aggregate principal amount of New Notes and approximately $100,000,000 of aggregate cash consideration.

The New Notes were issued to holders of Existing Notes reasonably believed to be “qualified institutional buyers” as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), in a private transaction in reliance upon the exemption from the registration requirements of the Securities Act provided by Section 4(a)(2), and outside of the United States, to holders of Existing Notes who are not U.S. persons and who are not acquiring the New Notes for the account or benefit of a U.S. person, in offshore transactions in compliance with Regulation S under the Securities Act, and in Canada on a private placement basis to holders of Existing Notes who are “accredited investors” and “permitted clients,” each as defined under applicable Canadian provincial securities laws, that in each case are not individuals.

The New Notes were issued pursuant to an indenture, dated as of January 16, 2024 (the “Indenture”), among the Issuers, the Guarantors party thereto (the “Guarantors”), and Computershare Trust Company, N.A. (the “Trustee”).

The New Notes will mature on January 15, 2028 (the “Maturity Date”). The New Notes accrue interest at a rate of 10.500% per annum from and including January 16, 2024 to, but not including, November 15, 2025, 11.000% per annum from and including November 15, 2025 to, but not including, November 15, 2026, and 12.000% per annum from and including November 15, 2026 to, but not including, the Maturity Date. Interest on the New Notes is payable semi-annually on each May 15 and November 15, commencing May 15, 2024.

The New Notes are guaranteed (the “New Note Guarantees”), jointly and severally, by each of the Issuer’s existing and future direct and indirect domestic subsidiaries (other than the Co-Issuer) that guarantees its obligations under the Issuer’s senior unsecured revolving credit facility (the “Revolving Credit Facility”), the Existing Notes that remain outstanding, or any other syndicated loan facility or capital markets indebtedness, subject to certain exceptions. Under certain circumstances, the Guarantors may be automatically released from their New Note Guarantees without the consent of the holders of New Notes.

The New Notes and the New Note Guarantees are the Issuers’ and the Guarantors’ senior unsecured obligations and are senior in right of payment to all of the Issuers’ and the Guarantors’ subordinated indebtedness, equal in right of payment with all of the Issuers’ and the Guarantors’ senior indebtedness (including any indebtedness under the Revolving Credit Facility and the Existing Notes that remain outstanding), without giving effect to collateral arrangements in the case of secured indebtedness, effectively subordinated to any of the Issuers’ and the Guarantors’ secured indebtedness, to the extent of the value of the assets securing such indebtedness, and structurally subordinated to all of the existing and future liabilities (including trade payables but excluding intercompany liabilities) or preferred equity of each of the Issuer’s subsidiaries that do not guarantee the New Notes (other than such indebtedness and liabilities owed to the Issuers or one of the Guarantors and other than the Co-Issuer).

The Issuers are entitled, on any one or more occasions, to redeem all or a part of the New Notes issued under the Indenture at the redemption prices (expressed as percentages of principal amount of the New Notes being redeemed) set forth during the periods indicated below plus accrued and unpaid interest, if any, on the New Notes redeemed to, but excluding, the applicable redemption date:

Period	Redemption Price
On or prior to November 14, 2024	104.000%
November 15, 2024 through November 14, 2025	102.000%
November 15, 2025 and thereafter	100.000%

Upon the occurrence of specific kinds of changes of control, the holders of the New Notes will have the right to cause the Issuers to repurchase some or all of the New Notes at 101% of the principal amount of the New Notes repurchased, plus accrued and unpaid interest, if any, to, but excluding, the repurchase date.

If the Issuer or its restricted subsidiaries sell certain of their assets, under certain circumstances, the Issuers may be required to use the net cash proceeds to make an offer to purchase New Notes at an offer price in cash in an amount equal to not less than 100% of the principal amount of the New Notes repurchased, plus accrued and unpaid interest, if any, to, but excluding, the repurchase date.

The Indenture, among other things, limits the Issuer’s ability and the ability of its restricted subsidiaries to (1) pay dividends, redeem or repurchase the Issuer’s capital stock or make other restricted payments, (2) make investments, (3) incur indebtedness or issue certain disqualified equity, (4) create certain liens, (5) incur obligations that restrict the ability of the Issuer’s restricted subsidiaries to make dividend or other payments to the Issuer or its other restricted subsidiaries, (6) consolidate, merge or transfer all or substantially all of their assets, taken as a whole, (7) enter into transactions with affiliates and (8) create or designate unrestricted subsidiaries. These covenants are subject to a number of important exceptions and qualifications. In addition, if for such period of time, if any, that the New Notes have received investment grade ratings from both Standard & Poor’s Ratings Services and Moody’s Investors Service, Inc. and no default or event of default exists under the Indenture, the Issuer and its restricted subsidiaries will not be subject to certain of the covenants listed above.

The Indenture contains customary events of default which could, subject to certain conditions, cause the New Notes to become immediately due and payable.

The above descriptions of the Indenture and the New Notes are summaries and are qualified in their entirety by the terms of the Indenture and the New Notes. A copy of the Indenture (including the form of New Notes) is attached as Exhibit 4.1 hereto and incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 above with respect to the Indenture and the New Notes is hereby incorporated by reference into this Item 2.03, insofar as it relates to the creation of a direct financial obligation.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

4.1	Indenture, dated as of January 16, 2024, among Five Point Operating Company, LP, Five Point Capital Corp., the Guarantors party thereto and Computershare Trust Company, N.A., as trustee (including the form of New Notes).

104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FIVE POINT HOLDINGS, LLC

Date: January 16, 2024	By:	/s/ Michael Alvarado
	Name:	Michael Alvarado
	Title:	Chief Legal Officer, Vice President and Secretary